United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1869228
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300, Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)
(901) 259-2500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Overview
On January 6, 2006, Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), which is the operating partnership subsidiary of Education Realty Trust, Inc., a Maryland corporation (the “Company”), completed the acquisition (the “Acquisition”) of 13 student housing properties from Place Properties, L.P., a Tennessee limited partnership (“Place”), and Place Mezz Borrower, LLC, an affiliate of Place (“Place Mezz”), pursuant to the Contribution Agreement (as defined below). Prior to the Acquisition, each property was owned by a separate limited liability company or limited partnership that was a wholly-owned subsidiary of Place Mezz (each a “Special Purpose Entity” and, collectively, the “Special Purpose Entities”). The Acquisition was effected through the Operating Partnership’s acquisition of all of the membership or partnership interests of each Special Purpose Entity. As a result, each Special Purpose Entity became a wholly-owned subsidiary of the Operating Partnership. Prior to the closing of the Acquisition, the sole business of each Special Purpose Entity was the ownership and operation of the respective property. Accordingly, for purposes of this report, the Acquisition is described as the acquisition of the properties.
     Second Amendment to Contribution Agreement
Prior to the consummation of the Acquisition, on January 6, 2006, the Operating Partnership entered into a Second Amendment to Contribution Agreement (the “Second Amendment”) with Place and Place Mezz that amended the Contribution Agreement dated September 14, 2005, by and between the Operating Partnership, Place and Place Mezz, as amended by the First Amendment to Contribution Agreement, dated December 28, 2005 (the Contribution Agreement, as amended, is referred to as the “Contribution Agreement”). The Second Amendment amended the Contribution Agreement to, among other things, make certain technical changes in the structure of the Acquisition and the timing of the repayment of certain indebtedness and to add an agreement by Place and Place Mezz to assist and cooperate with the Company in the preparation of audited financial statements on the properties. The parties also agreed that the effective date for purposes of the commencement of the Lease Agreement (as defined below), including allocation of certain expenses, and the Escrow Agreement (as defined below) would be January 1, 2006. Further, Place and Place Mezz agreed to indemnify the Company against damages or liabilities arising from the Company’s failure to timely file such audited financial statements with the Securities and Exchange Commission to the extent such failure to file is caused by the action or inaction of Place or Place Mezz.
A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Required Repair Escrow Agreement
In connection with the closing of the Acquisition, on January 6, 2006, the Operating Partnership entered into a Required Repair Escrow Agreement dated as of January 1, 2006, with Place and Place Mezz pursuant to which Place and Place Mezz agreed to contribute approximately $603,000 into an escrow account to be held until the completion of certain required repairs and scheduled capital improvements related to the acquired properties (the “Escrow Agreement”).

A copy of the Escrow Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     Lease Agreement
In connection with the Acquisition, on January 6, 2006, the Operating Partnership entered into a lease agreement dated as of January 1, 2006 (the “Lease Agreement”), with Place Portfolio Lessee, LLC, a wholly-owned subsidiary of Place (the “Lessee”). The Lease Agreement is described in Item 2.01 below, which description is incorporated herein by reference. Additionally, a copy of the Lease Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
     Consent, Ratification Assumption and Release Agreement
At the time of the Acquisition, the Operating Partnership acquired the Special Purpose Entities, including nine Special Purpose Entities that are borrowers (the “Borrowers”) under a Promissory Note dated December 3, 2004 (the “Note”) in the stated principal amount of $98,660,000.00. The Note is payable to Greenwich Capital Financial Products, Inc. (“Lender”) and evidences a loan (the “Loan”) made by Lender to Borrowers, as more particularly described in a Loan and Security Agreement dated as of December 3, 2004, among the Lender and the Borrowers (the “Loan Agreement”). The Loan was securitized after the original closing and the Note is now held by LaSalle Bank, National Association, as Trustee under a Pooling and Servicing Agreement dated as of February 10, 2005 (the “PSA”), for the Registered Holders of Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust 2005-GG3 Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the “Noteholder”).
To secure the repayment of the Note and the other obligations described in the Loan Agreement, the Borrowers, among other things, executed and delivered various mortgages, deeds to secure debt and deeds of trust (collectively the “Security Instruments”), that granted liens on certain properties and rights owned by the Borrowers, all as more particularly described in the Security Instruments (each a “Secured Property” and collectively the “Secured Properties”). As a result, the Loan is secured by the following Secured Properties, all of which are owned by Borrowers under the Loan:
•	Cape Place;

•	Martin Place;

•	Clayton Place;

•	Clemson Place;

•	Macon Place;

•	River Place;

•	Jacksonville Place;

•	Troy Place; and

•	Murray Place.
The Loan remains outstanding following the Acquisition and the Borrowers, now wholly-owned subsidiaries of the Operating Partnership, remain the borrowers under the Loan. In connection with the closing of the Acquisition, the Borrowers, the Noteholder, EDR Lease Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Operating Partnership (“Lease Holdings”), Cecil M. Phillips, an individual and principal of Place, Place (Mr. Phillips and Place are referred to collectively as the “Original Borrower Principals”), and the Operating

Partnership entered into a Consent, Ratification Assumption and Release Agreement dated as of January 6, 2006 (the “Consent”). Pursuant to the Consent, the Operating Partnership, among other things, agreed to assume the obligations of the Original Borrower Principals under the Loan documents (the “Assumption”). As a result of the assumption of the Original Borrower Principals’ obligations under the Loan documents, the Operating Partnership agreed to act as a guarantor under the Loan only to the extent of the customary exceptions to the non-recourse provisions of the Loan Agreement, but is fully liable for repayment of the Loan in the event of the bankruptcy of a Borrower or a breach of the transfer restrictions of the Loan Agreement related to the Borrowers and the Secured Properties. The Operating Partnership also agreed to indemnify the Lender against environmental liabilities. Additionally, the $5,000,000 letter of credit from Place (as described below) issued under the Lease Agreement has been jointly issued to the Lender as additional collateral for the Loan.
     Key terms of the Loan Agreement are as follows:

Interest Rate:	6.439% per annum fixed.

Payment Terms:	The Borrowers make monthly payments of accrued interest only.

Maturity Date:	December 6, 2009.

Prepayment:	The principal amount of the Loan cannot be prepaid prior to October 6, 2009, without incurring penalty. A Prepayment Consideration (as defined below) is due in connection with any other prepayment, including in the event of an acceleration of the Loan or satisfaction of the Security Instruments as a result of a foreclosure or deed in lieu of foreclosure. The “Prepayment Consideration” is calculated based on a yield maintenance formula.

Financial Covenant:	In order to avoid certain escrow requirements, the Borrowers are required to maintain an aggregate minimum debt service coverage ratio of 1.10 to 1.0 as of the end of each calendar quarter.

Lease:	Pursuant to the Consent, the Borrowers are permitted to lease the Secured Properties to Lease Holdings, which in turn leases the Secured Properties to the Operating Partnership. The Operating Partnership leases the Secured Properties and the other properties acquired in the Acquisition to the Lessee pursuant to the Lease Agreement described in Item 2.01 below. Without the Lender’s prior written consent, the Borrowers cannot enter into any other leases. The Operating Partnership is permitted to terminate the Lease Agreement with Lessee upon the occurrence of a default thereunder without the Lender’s prior written consent.

Management of Properties:	A wholly-owned subsidiary of Place currently is the manager of the Secured Properties. The Lender must approve any manager or management agreement for the Secured Properties, and management agreements cannot be surrendered, terminated, canceled, materially modified, renewed or extended without the express consent of the

Lender. Notwithstanding the foregoing, if the Lease Agreement with Place is terminated, Allen & O’Hara Education Services, Inc., a wholly-owned subsidiary of the Operating Partnership, can then be substituted as the manager, subject to Borrowers thereafter obtaining confirmation from certain credit rating agencies that the change will not result in a downgrade of the securities issued pursuant to the PSA, and subject to the right of the Noteholder to require a change to a manager that is not affiliated with the Company in the event that the debt service coverage ratio on the Secured Properties falls below 1.1 to 1.0 for two consecutive calendar quarters.

Permitted Indebtedness:	The Borrowers are permitted to have the following additional debt:

1. Unsecured trade payables not evidenced by a note and arising out of the purchase of goods or services in the ordinary course of business;

2.   Indebtedness from financing of equipment or personal property not to exceed $50,000 per Secured Property, provided the total of such indebtedness and (1) above does not at any time exceed $200,000 per Secured Property.

Permitted Liens:	No liens may be created with respect to the Secured Properties or any other collateral pledged to the Lender. The Borrowers cannot give a negative pledge to any other party with regard to their assets.

Restriction on Fundamental Changes:	The following actions require the prior written consent of Lender:

1. Modification of organizational documents for a Borrower or liquidation or dissolution of a Borrower or merger or consolidation of a Borrower into another person or entity;

2. Cancellation of material debt owed to a Borrower except in the ordinary course of business;

3. A Borrower’s entering into any agreements that would restrict such Borrower’s ability to amend or modify the Loan documents;

4. Transfer of any licenses or permits used in connection with ownership or operation of any Property;

5. Issue, sell, assign, pledge, convey, dispose or encumber any interests in a Borrower or grant of options or warrants with respect to same; and

6. Acquire by purchase or otherwise any part of the business or assets or stock of any person.

Events of Default:	The following are the material terms of the Loan Agreement applicable in the event of a default:

Default Rate: After occurrence of an Event of Default (as defined in the Loan Agreement) and following the Maturity Date, the interest rate will increase by 5%

Late Charges: The Borrowers will be subject to a late charge equal to 5% of the amount of any payment not received by Lender within five (5) days of due date.

Additional Administrative Fee: The Borrowers will incur an administrative fee of $2,500.00 upon the failure to deliver any required financial statements, reports or other information within ten (10) business days following notice from Lender.

Acceleration Provisions: The following are material terms of the Loan Agreement under which the Loan can be accelerated:
1.	Failure to make scheduled payments (no notice or cure period);

2.	Failure to make any other payments (subject to a 10-day notice and cure period);

3.	Breach of a reporting provision (subject to notice and 30 days to cure, but Borrowers are not entitled to receive more than two such notices in any 12 month period);

4.	The following are an immediate Event of Default:
a.	Failure to maintain required insurance coverages;

b.	Breach of single-purpose entity requirements or transfer restrictions; or

c.	Breach of provisions relating to the management agreement, prohibitions on indebtedness, liens and contingent obligations; or provisions requiring deposit of receipts from the Properties;
5.	Material breach of any representation or warranty;

6.	Default in the performance of any other provision of the Loan Agreement or other loan documents not cured within 30 days of receipt of notice (subject to extension to 90 days);

7.	Involuntary bankruptcy, voluntary bankruptcy, insolvency, appointment of receiver, or similar events of a Borrower;

8.	Judgment not covered by insurance is entered against the Borrowers in excess of $100,000 or otherwise having a material adverse effect;

9.	Any Loan document ceases to be enforceable or the Lender’s lien on the collateral ceases to be a first priority lien;

10.	A default by a Borrower under the management agreements; or

11.	A default beyond any cure period under any of the other documents evidencing or securing the Loan.

Transfer Restrictions:	Subject to limited exceptions, the consent of the Lender is required to transfer any Secured Property or any direct or indirect ownership or beneficial interest therein or of a Borrower or the sole member or partner thereof irrespective of the number of tiers of ownership involved.

Non-Recourse:	The Loan is non-recourse against the Borrowers, the Operating Partnership and the Company subject, in the case of the Borrowers and the Operating Partnership, to usual and customary carve-outs thereto. A breach of the transfer restrictions or bankruptcy event makes the loan recourse against the Borrowers and the Operating Partnership.
The information set forth in Items 2.01 and 2.03 are incorporated by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
On January 6, 2006, the Operating Partnership completed the Acquisition of 13 student housing properties pursuant to the Contribution Agreement. Prior to the Acquisition, each property was owned by a Special Purpose Entity, each of which was a separate wholly-owned limited liability company or limited partnership subsidiary of Place Mezz. The Acquisition was effected through the Operating Partnership’s acquisition of all of the membership or partnership interests of each Special Purpose Entity. The properties acquired pursuant to the Contribution Agreement, which include a total of 5,894 beds, are:
•	Clayton Place I and II, with a total of 854 beds serving Clayton College and State University in Morrow, Georgia;

•	Statesboro Place, a 528-bed community serving Georgia Southern University in Statesboro, Georgia;

•	Jacksonville Place, a 504-bed community serving Jacksonville State University in Jacksonville, Alabama;

•	River Place, a 504-bed community serving the State University of West Georgia in Carrollton, Georgia;

•	Western Place, a 504-bed community serving Western Kentucky University in Bowling Green, Kentucky;

•	Berkeley Place, a 480-bed community serving Clemson University in Clemson, South Carolina;

•	Murray Place, a 408-bed community serving Murray State University in Murray, Kentucky;

•	Troy Place, a 408-bed community serving Troy State University in Troy, Alabama;

•	Martin Place, a 384-bed community serving the University of Tennessee at Martin in Martin, Tennessee;

•	Cape Place, a 360-bed community serving Southeast Missouri State University in Cape Girardeau, Missouri;

•	Carrollton Place, a 336-bed community serving the State University of West Georgia in Carrollton, Georgia;

•	Macon Place, a 336-bed community serving Macon State University in Macon, Georgia; and

•	Clemson Place, a 288-bed community serving Clemson University in Clemson, South Carolina.
The Operating Partnership acquired the Place portfolio for a combination of cash, partnership units and assumed debt. The cash portion of the purchase price totaled approximately $95.8 million, including cash used to repay debt. The Company used approximately $67.2 million of the proceeds raised in a private placement of the Company’s shares of common stock in September 2005 and $28.6 million drawn from the Company’s existing $100.0 million credit facility to fund the cash portion of the purchase price. The Company also contributed 36,954 limited partnership units, which are convertible into a like number of shares of the Company’s common stock. The partnership units were valued at $500,000 based on the closing price of the Company’s common stock on the day immediately prior to the closing date. Additionally, the Operating Partnership assumed interest-only mortgage debt on the portfolio of approximately $98.7 million. The mortgage debt carries an interest rate of 6.439 percent and a term of approximately 3.9 years. See the description of the Loan set forth under Item 1.01 above.
At the closing of the Acquisition, the Operating Partnership also entered into the Lease Agreement pursuant to which the Lessee will lease and continue to manage each of the acquired properties for an initial term of five years, effective as of January 1, 2006. The Lease Agreement provides for the Lessee to pay the Operating Partnership base rent in the aggregate amount of approximately $13,736,000 per year during the initial term. The Lessee also will be required to pay the Operating Partnership additional rent equal to 41% of the amount by which the gross rental payments received by the Lessee in respect to the acquired properties exceed a base amount that ranges from approximately $23,500,000 during the first year of the Lease Agreement to approximately $24,500,000 during the fifth year of the Lease Agreement. The Lease Agreement provides for the Lessee to pay all operating expenses, taxes, and insurance expenses relating to the properties. Under the Lease Agreement, the Operating Partnership is responsible for funding the costs of capital repairs and replacements, based on annual capital budgets approved by the Operating Partnership. The Lease Agreement provides for three renewal options of five years each, provided that the acquired properties continue to generate net operating income of at least 105% of the annual base rent payable to the Operating Partnership.
Under the terms of the Lease Agreement, the Lessee will be required to maintain a letter of credit in the amount of $5,000,000 to secure its obligation to pay rent to the Operating Partnership during the initial term of the Lease Agreement. At the end of the initial term of the Lease Agreement, the Lessee may be entitled to terminate the letter of credit provided that net operating income on the properties has been at least 105% of the annual base rent for the eight consecutive calendar quarters ending on September 30, 2010. If net operating income is less than 105% of the annual base rent in any of the quarters during such period, the Lessee may not renew the Lease Agreement for an additional term unless the Lessee extends the $5,000,000 letter of credit through the additional term and then only if the Lessee is otherwise entitled to renew the Lease Agreement pursuant to its terms. The Lease Agreement provides a similar requirement for each additional extension term.
The Operating Partnership may immediately terminate the Lease Agreement upon certain specified events of default, and it may terminate the Lease Agreement upon 30-days’ prior notice if, beginning June 1, 2006, net operating income from the acquired properties falls below (i) 105% of the annual base rent payable to the Operating Partnership for eight consecutive quarters, or (ii) 80% of the annual base rent payable to the Operating Partnership for two consecutive quarters.

The Lease Agreement provides that the Operating Partnership may not sell any of the acquired properties for a term of three years and must pay termination fees to Place of (i) $1.5 million if it sells the properties during the fourth year of the lease, (ii) $1.0 million if it sells the properties during the fifth year of the lease, and (iii) $500,000 if it sells the properties during the sixth year of the lease, assuming that the Lease Agreement is renewed following the expiration of the initial term. If the Operating Partnership sells any one or more, but not all, of the acquired properties during the fourth through sixth year of the lease, the termination fees described above will be pro rated based on the annual base rent attributable to the property or properties sold. In addition, the Lessee is entitled to a pro rata reduction of its $5 million letter of credit in the event that the Operating Partnership sells one or more of the properties during the term of the Lease Agreement.
The Lease Agreement also provides that Place may not develop student housing properties in the markets in which the properties are located during the term of the lease, except for developments located either on-campus or on land owned or controlled by a college or university or by a sponsored affiliate of a college or university, the development or construction of which is the subject of a formal and competitive “request for approval” process.
In evaluating the Place properties as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including the current and historical occupancy and rent levels of the properties; the financial condition of the properties; property location, visibility and access, including proximity to the applicable college or university; the identity and enrollment levels at the applicable colleges and universities; age of the properties, physical condition and curb appeal; neighboring property uses; local market conditions, including other student housing; zoning; title to the properties; environmental matters; and growth patterns and economic conditions that may affect the properties.
A copy of the Lease Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
The information set forth in Items 1.01 and 2.03 are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
The description of the Loan Agreement, the Loan and the Consent is set forth in Items 1.01 and 2.01 above and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
On January 6, 2006, the Operating Partnership issued 36,954 of its limited partnership units, which are convertible at the option of the holder into 36,954 shares of the Company’s common stock. The units were issued to Place as partial consideration for the Acquisition of the properties described above. The issuance of units to Place was made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.
Item 7.01 Regulation FD Disclosure.
     On January 10, 2006, the Company issued a press release regarding the closing of the acquisition of properties from Place. A copy of the press release is attached hereto as Exhibit 99.1.

On January 11, 2006, the Board of Directors of the Company declared a quarterly dividend of $0.30 per share on the Company’s $0.01 par value per share common stock for the quarter beginning on September 30, 2005 and ending on December 31, 2005. The dividend will be payable on February 7, 2006 to shareholders of record as of the close of business on January 24, 2006. The Company filed a press release announcing the declaration of the dividend, which is attached hereto as Exhibit 99.2.
     Pursuant to General Instruction B.2 of Form 8-K, the press releases attached as Exhibits 99.1 and 99.2 are “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The press releases shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.
     Because it is impracticable to provide the required financial statements for the acquired properties described above at the time of this filing, the Company hereby confirms that the required financial statements will be filed on or before March 24, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.
(b)	Pro Forma Financial Information.

See Paragraph (a) above.

(d)	Exhibits.
10.1	Second Amendment to Contribution Agreement, dated January 6, 2006, by and between Place Properties, L.P., Place Mezz Borrower, LLC and Education Realty Operating Partnership, LP.

10.2	Required Repair Escrow Agreement, dated as of January 1, 2006, by and between Place Properties, L.P., Place Mezz Borrower, LLC, Education Realty Operating Partnership, LP and Chicago Title Insurance Company.

10.3	Lease Agreement, dated as of January 1, 2006, by and between Education Realty Operating Partnership, LP and Place Portfolio Lessee, LLC.

99.1	Press Release dated January 10, 2006, regarding the closing of the Acquisition.

99.2	Press Release dated January 11, 2006, regarding the declaration of a dividend.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Education Realty Trust, Inc.
By:	/s/ Paul O. Bower
Paul O. Bower
Chairman, Chief Executive Officer and President

Dated: January 12, 2006